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            SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549




                        FORM 8-K



    CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

           THE SECURITIES EXCHANGE ACT OF 1934




Date of report (date of earliest event reported):  February 15, 1995




                  PACIFIC TELECOM, INC.

    (Exact name of registrant as specified in Charter)

   State of Washington          0-873         91-0644974
(State or other jurisdiction  (Commission    (IRS Employer
   of incorporation)           File No.)   Identification No.)



    805 Broadway
Vancouver, Washington
(Address of principal                         98668-8701
 executive offices)                           (Zip Code)





Registrant's telephone number, including area code: (360)905-5800




                             No Change
  (Former name or former address, if changed since last report)
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Item 2.  ACQUISITION AND DISPOSITION OF ASSETS

         On February 15, 1995, Pacific Telecom, Inc. (Company) purchased local exchange assets in Colorado from US WEST Communications, Inc. (USWC). There are no affiliated relationships between the Company and USWC. The assets acquired from USWC represent 45 local exchanges which serve approximately 50,000 access lines, largely in rural Colorado. The Company combined these assets with its existing local exchange operations in Colorado and began providing telecommunications services to its new customers immediately after closing.

         The Company paid approximately $200 million in cash at closing for these assets. The purchase price was based on a multiple of net book value of USWC assets acquired with certain purchase price adjustments calculated at closing. Funds for the purchase were provided through a combination of short-term borrowings under uncommitted lines of credit from seven banks and under the Company's $300 million revolving credit facility with a group of banks with Chemical Bank as agent. The Company had previously retired short-term borrowings with proceeds from the sale of noncore business operations.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (c)   Exhibits

               2 Agreement for the Purchase and Sale of Exchanges between US WEST Communications, Inc. and the Registrant dated August 30, 1993. (Incorporated by reference to Exhibit 2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 0-873.)



                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               PACIFIC TELECOM, INC.
                               (Registrant)




Date:  February 21, 1995       By       /s/James H. Huesgen
                                    _______________________________
                                           James H. Huesgen
                                     Executive Vice President and
                                        Chief Financial Officer